Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

May 26, 2026

Safepoint Holdings, Inc.

4010 Gunn Highway

Tampa, Florida 33618

Ladies and Gentlemen:

We have acted as counsel to Safepoint Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2026 (Registration No. 333-295728) (as amended, the “Registration Statement”), relating to the proposed registration by the Company of up to 16,666,667 shares (the “Firm Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”), of which 6,242,317 shares will be sold by the Company and 10,424,350 shares will be sold by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”), and up to 2,500,000 additional shares of Common Stock to be sold by the Company and the Selling Stockholders upon the exercise of the underwriters’ over-allotment option (the “Option Shares” and, together with the Firm Shares, the “Shares”). The offering of the Shares is referred to herein as the “Offering”.

We have examined copies of the form of Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the form of Amended and Restated Bylaws of the Company (the “Bylaws”), each to become effective prior to the closing of the Offering, the Registration Statement, the Underwriting Agreement, the relevant resolutions adopted by the Company’s Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion letter. We are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that, upon (i) due action by the Company’s Board of Directors or a duly appointed committee thereof to determine the price per share of the Shares, (ii) the due execution and delivery of the Underwriting Agreement by the parties thereto and (iii) the effectiveness of the Registration Statement under the Act, (1) the Firm Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the prospectus contained in the Registration Statement and the form of Underwriting Agreement, will be validly issued, fully paid and non-assessable and (2) the Option Shares have been duly authorized and, when issued upon conversion of the currently existing shares to Common Stock, will be validly issued, fully paid and non-assessable.

BRUSSELS  CHICAGO  DALLAS  FRANKFURT  HAMBURG  HOUSTON  LONDON  LOS ANGELES

MILAN  MUNICH  NEW YORK  PALO ALTO  PARIS  ROME  SAN FRANCISCO  WASHINGTON

Safepoint Holdings, Inc.

May 26, 2026

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other country, state or jurisdiction. The opinion expressed herein is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we assume no obligation to update or supplement such opinion after the date hereof. The opinion expressed herein is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. The opinion expressed herein is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement, and to the use of our name under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Willkie Farr & Gallagher LLP